Exhibit 10(ii)
$30,000 (U.S.)                                              Dated: June 16, 2000
                                 PROMISSORY NOTE

FOR VALUE RECEIVED, INVESTNET, INC., a Nevada, ("Maker"), promises to pay to Wolf Fiedler ("Holder"), or order, a total of thirty thousand dollars ($30,000) in consideration of equivalent funds loaned to Maker.

     1.   Payments.   The  principal  on  the  obligation  represented  by  this promissory note (this "Note"), will be paid in full on or before June 15, 2001 (the "Maturity Date").

     2. Time and Place of Payments. The payment of principal shall be made in lawful money of the United States of America to the above-named Holder or to order.

     3. Prepayment. Advance payment may be made on the principal , without penalty or forfeiture.

     4. Default. Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Holder or the holder of this Note may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to the Maker, declare the unpaid balance of the principal on the Note to be immediately due and payable, and the principal will become and will be immediately due and payable upon failure of Maker to cure within 30 business days of notice to Maker by Holder or the holder such default.

          (a) Default in the payment of the principal of this Note or any portion thereof when the same becomes due and payable, whether at maturity as herein expressed, by acceleration, or otherwise.

          (b) Maker files a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or files an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or is adjudicated bankrupt, or makes an assignment for the benefit of creditors, or applies for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker effects an assignment to an agent authorized to liquidate any substantial part of its assets; or

          (c) An order is entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendment thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court is entered appointing any receiver or trustee of or for Maker, or any receiver of trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process is issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy.

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     5.   Attorneys' Fees & Construction. If any legal action or other preceding
          (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Note, or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Note. If it becomes necessary for either party hereto to enforce any portion of this Note through litigation or arbitration, then the prevailing party shall be entitled to recover reasonable attorney's fees, and costs. In the event of litigation, it is agreed that the interpretation of this Note shall be subject to the interpretation of the laws of the State of Nevada, and further, the Maker and the Holder irrevocably agrees to the jurisdiction of the Nevada State Courts.

     6. Non-Assignability. This Note cannot be assigned, transferred, or hypothecated by Holder or the holder without prior written consent of Maker

INVESTNET, INC.
By: /s/  Ruairidh Campbell
    ------------------------
Name: Ruairidh Campbell
Title: President

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